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                                                                  EXHIBIT 99.1



                            PITT-DES MOINES, INC.

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3400 Grand Avenue, Pittsburgh, Pennsylvania 15225 412-331-3000 FAX: 412-331-7403


Pitt-Des Moines, Inc. (PDM) is a diversified engineering and construction company that also processes and distributes a broad range of carbon steel products. PDM has three business segments: the Engineered Construction Division, Steel Construction and Steel Service Centers. PDM has sales offices and plant facilities located primarily in the United States.
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                                 NEWS RELEASE
 For further information, contact: T. R. Lloyd, General Counsel and Secretary or R. A. Byers, Vice President Finance


        PITT-DES MOINES, INC. REPORTS DEPARTMENT OF JUSTICE INDICTMENT

   CHICAGO, IL, August 23, 1996 - Pitt-Des Moines, Inc. (AMEX: PDM) today reported that the Company has received and is reviewing an indictment handed down by the United States Department of Justice regarding the accident on November 3, 1993 at the U.S. Postal Service building site in Chicago. Since we have just received the indictment, it is premature for us to comment further until we have had a chance to review it completely.

   Two workers, one of them a PDM employee, were killed in the accident and five others were injured. Our sympathies remain with the workers involved and their families.

   PDM provides safe work sites for its employees and subcontractors. It has always been our policy to adhere to all OSHA and other regulations regarding workplace safety. We continue to maintain an on-going, aggressive safety program at all of our job sites.





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